Exhibit 99.1

Veracyte Announces Third Quarter 2023 Financial Results

Grew Total Revenue to $90.1 million, an Increase of 19%
Grew Testing Revenue by 27%

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., November 7, 2023 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the third quarter ended September 30, 2023.

“I am pleased to share we delivered another quarter of strong revenue growth, fueled by continued demand for our Decipher Prostate and Afirma tests,” said Marc Stapley, Veracyte’s chief executive officer. “These products are serving a critical unmet need for patients dealing with prostate and thyroid cancer, indications for which we believe there remains ample opportunity to fuel outsized, long-term growth.”

Key Business Highlights
•Increased third quarter total revenue by 19% to $90.1 million, compared to the third quarter of 2022.
•Grew total test volume to 32,544, an increase of 23% compared to the third quarter of 2022.
•Presented 13 abstracts for our diagnostic tests and capabilities, as well as our biopharmaceutical offerings, at leading medical conferences. These included an oral presentation, at the American Society for Radiation Oncology (ASTRO) annual meeting, of findings from a phase 3, randomized trial demonstrating the Decipher Prostate Genomic Classifier’s performance as a tool to help guide therapeutic decisions for patients with prostate cancer.
•Published study findings in JCO Precision Oncology, which suggest the potential of Decipher Genomic Resource for Intelligent Discovery (GRID)-derived gene signatures to predict treatment response in patients with recurrent prostate cancer.
•Unveiled the Afirma GRID, a new research-use-only tool that leverages Veracyte’s Afirma-based whole-transcriptome sequencing platform to help identify new molecular hallmarks of thyroid nodules and cancer.
•Entered into a multi-year in vitro diagnostic agreement with Illumina to broaden availability of our tests for patients globally by offering them on Illumina’s NextSeq 550Dx next-generation sequencing instrument.
•Further strengthened the Veracyte leadership team with the additions of Phil Febbo, M.D., as chief scientific officer and chief medical officer and Marie-Claire Taine, Ph.D., as GM, IVD Business Unit.
•Generated $14.2 million of cash from operations and ended the third quarter with $202.5 million of cash and cash equivalents.

Third Quarter 2023 Financial Results
Total revenue for the third quarter of 2023 was $90.1 million, an increase of 19% compared to $75.6 million reported in the third quarter of 2022. Testing revenue was $82.0 million, an increase of 27% compared to $64.6 million in the third quarter of 2022, driven primarily by the strong performance of our Decipher Prostate and Afirma tests. Product revenue was $4.0 million, an increase of 21% compared to $3.3 million in the third quarter of 2022. Biopharmaceutical and other revenue was $4.1 million, a decrease of 47% compared to $7.7 million in the third quarter of 2022.

Total gross margin for the third quarter of 2023, including the amortization of acquired intangible assets, was 64%, compared to 59% in the third quarter of 2022. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 69%, compared to 66% in the third quarter of 2022.

Operating expenses, excluding cost of revenue, were $89.4 million, which included an impairment charge of $34.9 million associated with the nCounter Analysis System license given the company's decision to move to a multi-platform strategy for its IVD tests. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets, other acquisition related expenses and other restructuring costs, grew 13% to $57.7 million compared to $51.1 million in the third quarter of 2022.

Net loss for the third quarter of 2023 was $29.6 million, an increase of 240% compared to the third quarter of 2022, primarily related to the impairment charge. Basic and diluted net loss per common share was $0.41, an increase of $0.29 compared to the third quarter of 2022. Net cash provided by operating activities in the first nine months of 2023 was $28.7 million, an improvement of $30.9 million compared to the same period in 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2023 Financial Outlook
The company is raising full-year 2023 total revenue guidance to $352 million to $354 million, representing year-over-year growth of approximately 19%, and an improvement compared to prior guidance of $342 million to $350 million.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/e88ivgzk. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BI6a0979098d6445eba9396420f175fc44

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our high-performing tests enable clinicians to make more confident diagnostic, prognostic and treatment decisions for some of the most challenging diseases such as thyroid, prostate, breast, bladder and lung cancers, as well as interstitial lung diseases. We help patients avoid unnecessary procedures and speed time to diagnosis and appropriate treatment. In addition to making our tests available in the U.S. through our central laboratories, we also aim to deliver our tests to patients worldwide through a distributed model to laboratories that can perform them locally. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2023 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our tests and products, for use in diagnosing and treating diseases, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; to demonstrate the validity and utility of our genomic tests and biopharma offerings; to continue to integrate and expand the HalioDx and Decipher businesses and execute on our business plans; to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine on European economies and energy supply and other regional conflicts, as well as our facilities in France; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; the impact of foreign currency fluctuations, increasing interest rates, inflation, potential government shutdowns and turmoil in the global banking and finance system; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 1, 2023, and our Quarterly Report on Form 10-Q for the three months ended September 30, 2023 to be filed with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, Afirma, Percepta, Envisia, Prosigna, Lymphmark, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. Immunoscore IC® is a trademark of Veracyte SAS registered in France. Immunoscore is a registered trademark of Inserm used by Veracyte under license. nCounter is the registered trademark of NanoString Technologies used by Veracyte under license.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences and HalioDx, impairment charges associated with the nCounter license intangible assets and certain costs related to restructuring from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Testing revenue	$82,012	$64,577	$236,157	$180,275
Product revenue	4,020	3,314	11,923	9,401
Biopharmaceutical and other revenue	4,076	7,701	14,772	26,563
Total revenue	90,108	75,592	262,852	216,239

Operating expenses (1):
Cost of testing revenue	21,827	19,816	64,808	55,923
Cost of product revenue	2,436	1,981	6,913	5,202
Cost of biopharmaceutical and other revenue	3,347	4,211	11,806	13,626
Research and development	13,322	10,773	38,632	29,316
Selling and marketing	24,344	25,678	76,230	73,433
General and administrative	16,334	17,600	62,434	54,992
Impairment of long-lived assets	34,900	—	36,310	3,318
Intangible asset amortization	5,337	5,213	16,007	16,090
Total operating expenses	121,847	85,272	313,140	251,900
Loss from operations	(31,739)	(9,680)	(50,288)	(35,661)
Other income, net	1,967	805	4,148	2,675
Loss before income taxes	(29,772)	(8,875)	(46,140)	(32,986)
Income tax benefit	(154)	(152)	(29)	(270)
Net loss	$(29,618)	$(8,723)	$(46,111)	$(32,716)
Net loss per common share, basic and diluted	$(0.41)	$(0.12)	$(0.64)	$(0.46)
Shares used to compute net loss per common share, basic and diluted	72,804,770	71,656,694	72,488,601	71,456,008

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$502	$290	$1,386	$947
Research and development	1,135	1,692	3,831	4,801
Selling and marketing	2,521	2,015	7,126	4,721
General and administrative	3,174	3,445	13,539	9,954
Total stock-based compensation expense	$7,332	$7,442	$25,882	$20,423

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(29,618)	$(8,723)	$(46,111)	$(32,716)
Other comprehensive income (loss):
Change in currency translation adjustments	(6,414)	(16,016)	(2,851)	(38,983)

Net comprehensive loss	$(36,032)	$(24,739)	$(48,962)	$(71,699)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2023	2022
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$202,463	$154,247
Short-term investments	—	24,605
Accounts receivable	39,297	44,021
Supplies and inventory	15,887	14,294
Prepaid expenses and other current assets	13,516	11,469
Total current assets	271,163	248,636
Property, plant and equipment, net	19,288	17,702
Right-of-use assets, operating leases	11,297	13,160
Intangible assets, net	123,567	174,866
Goodwill	693,176	695,891
Restricted cash	870	749
Other assets	5,582	5,418
Total assets	$1,124,943	$1,156,422
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,531	$11,911
Accrued liabilities	34,828	37,774
Current portion of deferred revenue	2,214	2,613
Current portion of acquisition-related contingent consideration	2,574	6,060
Current portion of operating lease liabilities	5,007	4,070
Current portion of other liabilities	106	186
Total current liabilities	57,260	62,614
Deferred tax liabilities	3,644	4,531
Acquisition-related contingent consideration, net of current portion	484	2,498
Operating lease liabilities, net of current portion	8,720	10,648
Other liabilities	776	931
Total liabilities	70,884	81,222
Total stockholders’ equity	1,054,059	1,075,200
Total liabilities and stockholders’ equity	$1,124,943	$1,156,422

1. The condensed consolidated balance sheet at December 31, 2022 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated March 1, 2023.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(46,111)	$(32,716)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,852	19,372
Loss on disposal of property, plant and equipment	136	72
Stock-based compensation	25,629	19,867
Deferred income taxes	(843)	(270)
Interest on end-of-term debt obligation	—	161
Noncash lease expense	3,130	2,487
Revaluation of acquisition-related contingent consideration	(5,500)	(80)
Effect of foreign currency on operations	657	1,563
Impairment loss	36,310	3,318
Changes in operating assets and liabilities:
Accounts receivable	4,650	(4,356)
Supplies and inventory	(1,636)	(2,841)
Prepaid expenses and other current assets	(1,578)	(25)
Other assets	(586)	160
Operating lease liabilities	(3,225)	(2,570)
Accounts payable	185	(325)
Accrued liabilities and deferred revenue	(3,400)	(6,026)
Net cash provided by (used in) operating activities	28,670	(2,209)
Investing activities
Purchase of short-term investments	(19,700)	(8,972)
Proceeds from sale of short-term investments	39,773	—
Proceeds from maturity of short-term investments	5,000	12,696
Purchases of property, plant and equipment	(7,464)	(6,677)
Net cash provided by (used in) investing activities	17,609	(2,953)
Financing activities
Payment of long-term debt	—	(94)
Payment of taxes on vested restricted stock units	(5,614)	(2,639)
Proceeds from the exercise of common stock options and employee stock purchases	7,806	6,134
Net cash provided by financing activities	2,192	3,401
Increase (decrease) in cash, cash equivalents and restricted cash	48,471	(1,761)
Effect of foreign currency on cash, cash equivalents and restricted cash	(134)	(1,324)
Net increase (decrease) in cash, cash equivalents and restricted cash	48,337	(3,085)
Cash, cash equivalents and restricted cash at beginning of period	154,996	173,946
Cash, cash equivalents and restricted cash at end of period	$203,333	$170,861

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	September 30,	December 31,
	2023	2022
Cash and cash equivalents	$202,463	$154,247
Restricted cash	870	749
Total cash, cash equivalents and restricted cash	$203,333	$154,996

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended September 30, 2023
Total revenue	$90,108	$—	$—	$—	$90,108
Cost of testing revenue	21,827	—	—	—	21,827
Cost of product revenue	2,436	—	—	—	2,436
Cost of biopharmaceutical and other revenue	3,347	26	—	—	3,321
Intangible asset amortization (2)	4,811	—	4,811	—	—
Gross margin $	57,687	26	4,811	—	62,524
Gross margin %	64%				69%

Research and development	13,322	17	—	—	13,305
Selling and marketing	24,344	537	—	—	23,807
General and administrative	16,334	(4,294)	—	—	20,628
Impairment of long-lived assets	34,900	—	—	34,900	—
Intangible asset amortization	526	—	526	—	—
Total operating expenses excluding cost of revenue (3)	89,426	(3,740)	526	34,900	57,740
Loss from operations	$(31,739)	$(3,714)	$5,337	$34,900	$4,784

Three Months Ended September 30, 2022
Total revenue	$75,592	$—	$—	$—	$75,592
Cost of testing revenue	19,816	49	—	18	19,749
Cost of product revenue	1,981	—	—	3	1,978
Cost of biopharmaceutical and other revenue	4,211	62	—	—	4,149
Intangible asset amortization (2)	4,703	—	4,703	—	—
Gross margin $	44,881	111	4,703	21	49,716
Gross margin %	59%				66%

Research and development	10,773	251	—	—	10,522
Selling and marketing	25,678	923	—	493	24,262
General and administrative	17,600	1,272	—	—	16,328
Impairment of long-lived assets	—	—	—	—	—
Intangible asset amortization	510	—	510	—	—
Total operating expenses excluding cost of revenue (3)	54,561	2,446	510	493	51,112
Loss from operations	$(9,680)	$2,557	$5,213	$514	$(1,396)

1. Includes transaction related expenses as well as post-combination compensation expenses. For each of the three months ended September 30, 2022, and September 30, 2023, adjustments consist primarily of remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy and post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($27.6 million and $26.0 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($4.8 million and $4.7 million) for the three months ended September 30, 2023 and for the three months ended September 30, 2022 respectively.
4. For the three months ended September 30, 2023, includes $34.9 million expense related to the impairment charge associated with the nCounter license intangible assets. For the three months ended September 30, 2022, includes $0.5 million related to restructuring costs.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Nine Months Ended September 30, 2023
Total revenue	$262,852	$—	$—	$—	$262,852
Cost of testing revenue	64,808	83	—	—	64,725
Cost of product revenue	6,913	—	—	—	6,913
Cost of biopharmaceutical and other revenue	11,806	94	—	—	11,712
Intangible asset amortization (2)	14,429	—	14,429	—	—
Gross margin $	164,896	177	14,429	—	179,502
Gross margin %	63%				68%

Research and development	38,632	58	—	—	38,574
Selling and marketing	76,230	2,316	—	—	73,914
General and administrative	62,434	(1,538)	—	1,371	62,601
Impairment of long-lived assets	36,310	—	—	36,310	—
Intangible asset amortization	1,578	—	1,578	—	—
Total operating expenses excluding cost of revenue (3)	215,184	836	1,578	37,681	175,089
Loss from operations	$(50,288)	$1,013	$16,007	$37,681	$4,413

Nine Months Ended September 30, 2022
Total revenue	$216,239	$—	$—	$—	$216,239
Cost of testing revenue	55,923	153	—	18	55,752
Cost of product revenue	5,202	—	—	3	5,199
Cost of biopharmaceutical and other revenue	13,626	261	—	—	13,365
Intangible asset amortization (2)	14,526	—	14,526	—	—
Gross margin $	126,962	414	14,526	21	141,923
Gross margin %	59%				66%

Research and development	29,316	1,186	—	—	28,130
Selling and marketing	73,433	2,997	—	493	69,943
General and administrative	54,992	3,877	—	—	51,115
Impairment of long-lived assets	3,318	—	—	3,318	—
Intangible asset amortization	1,564	—	1,564	—	—
Total operating expenses excluding cost of revenue (3)	162,623	8,060	1,564	3,811	149,188
Loss from operations	$(35,661)	$8,474	$16,090	$3,832	$(7,265)

1. Includes transaction related expenses as well as post-combination compensation expenses, adjustments consist primarily remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy and of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($83.5 and $74.8 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($14.4 and $14.5 million) for the first nine months of 2023 and 2022 respectively.
4. 2022 includes $3.3 million expense related to the impairment charge associated with certain developed technology intangible assets; 2023 includes $34.9 million expense related to the impairment charge associated with the nCounter license intangible assets and $1.4 million related to the departure of the former executive chair and $1.4 million related to restructuring costs.

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Investor Contact:
619-393-1545
investors@veracyte.com

Media Contact:
Tracy Morris
Vice President of Global Corporate Communications
650-380-4413
tracy.morris@veracyte.com